Exhibit 1.1

187,500,000 Units of Limited Liability Company Interests
($1 per Unit)
REDWOOD MORTGAGE INVESTORS IX, LLC
PARTICIPATING BROKER-DEALER AGREEMENT

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Redwood Mortgage Corp., a California corporation, and Gymno LLC, a California limited liability company, are the Managers (the “Managers”) of Redwood Mortgage Investors IX, LLC, a Delaware limited liability company (the “Company”) engaged in business as a mortgage lender. The Company will loan Redwood Mortgage Corp. funds (the “Formation Loan”) out of which Redwood Mortgage Corp. will pay sales commissions under this Participating Broker-Dealer Agreement, as may be amended from time to time (the “Agreement”). The Company proposes to offer and sell to qualified investors, upon the terms and subject to the conditions set forth in the Prospectus (as defined below), units of limited liability company interests (“Units”) of the Company at a purchase price of $1 per Unit, with a minimum investment of five thousand (5,000) Units for initial investments and one thousand (1,000) Units for additional investments by existing members. The offering (the “Offering”) is for a maximum of 187,500,000 Units ($187,500,000), consisting of 150,000,000 Units ($150,000,000) issuable pursuant to the primary offering (the “Primary Offering”) and 37,500,000 Units ($37,500,000) issuable pursuant to the Company’s Distribution Reinvestment Plan (the “DRIP Offering”). Notwithstanding the foregoing, the Company has reserved the right to reallocate the Units between the Primary Offering and the DRIP Offering.

1. Registration Statement and Prospectus. A registration statement on Form S-11 (File No. 333-181953), including a preliminary prospectus, has been prepared by the Company and was filed with the Securities and Exchange Commission (the “SEC”) on June 7, 2012, in accordance with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any applicable SEC rules and regulations for the registration of the Offering. The Company has prepared and filed such amendments thereto and such amended prospectuses as may have been required to the date hereof, and will file such additional amendments and supplements thereto as may hereafter be required. The registration statement on Form S-11 and the prospectus contained therein, as finally amended at the date the registration statement is declared effective by the SEC (the “Effective Date”) are respectively hereinafter referred to as the “Registration Statement” and the “Prospectus,” except that:

(a)           if the Company files a post-effective amendment to such registration statement, then the term “Registration Statement” shall, from and after the declaration of the effectiveness of such post-effective amendment by the SEC, refer to such registration statement as amended by such post-effective amendment, and the term “Prospectus” shall refer to the amended prospectus then on file with the SEC; and

(b)           if the prospectus filed by the Company pursuant to Rule 424(b) of the applicable Securities Act regulations shall differ from the prospectus on file at the time the Registration Statement or the most recent post-effective amendment thereto, if any, shall have become effective, then the term “Prospectus” shall refer to such prospectus filed pursuant to Rule 424(b), as the case may be, from and after the date on which it shall have been filed.

The term “preliminary Prospectus” as used herein shall mean a preliminary prospectus related to the Units as contemplated by Rule 430 or Rule 430A of the applicable Securities Act regulations included at any time as part of the Registration Statement. As used herein, the terms “Registration Statement,” “preliminary Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. As used herein, the term “Effective Date” also shall refer to the effective date of each post-effective amendment to the Registration Statement, unless the context otherwise requires.

2. Sale of Units.  The Company hereby appoints you to effect sales of Units, on a best efforts basis, for the account of the Company in accordance with the terms and conditions of this Agreement. This appointment shall commence on the date hereof. Subject to the terms and conditions of this Agreement and upon the basis of the representations and warranties herein set forth, you accept such appointment and agree to use your best efforts to find purchasers of Units.  Offers and sales of Units may only be made in accordance with the terms of the Offering thereof as set forth in the Prospectus.

3. Eligible Purchasers of Units.  You agree not to offer or sell Units to any person who does not meet the suitability standards set forth in the Prospectus. Each prospective purchaser must submit to you a completed and executed subscription agreement (each, a “Subscription Agreement”) and such other documents, instruments or information as the Company may request, together with a check for the full amount of the purchase price for the number of Units subscribed for, made payable to the order of “Redwood Mortgage Investors IX, LLC.” You shall ascertain that each Subscription Agreement and check submitted by a prospective purchaser has been fully completed and properly executed by such prospective purchaser.

4. Submission of Orders.  The Subscription Agreement, check and other above referenced documents shall be delivered to Redwood Mortgage Investors IX, LLC, 900 Veterans Blvd., Suite 500, Redwood City, California 94063, Attention: Manager, by noon of the next business day after your receipt. The Company, no later than thirty (30) days after receipt of such Subscription Agreement, shall determine whether it wishes to accept the proposed purchaser as a member in the Company. It is understood that the Company reserves the right to reject the tender of any Subscription Agreement for any reason whatsoever. Should the Company determine to accept the tender of a Subscription Agreement, the Company will promptly advise you of such action. Should the Company determine to reject such tender, it will notify you of such determination within this thirty (30) day period and will return to you the tendered Subscription Agreement and a check made payable to the proposed purchaser in the same amount as the proposed purchaser’s initial check. You agree to return the Subscription Agreement and check to the prospective purchaser by noon of the next business day.  You shall not be entitled to any commissions with respect to subscription offers that are rejected.

5. Compensation.  In consideration of your services in soliciting and obtaining purchasers of Units, Redwood Mortgage Corp. agrees to pay to you, out of the Formation Loan, a sales commission equal to seven percent (7%) of the gross proceeds from Units sold by you pursuant to the terms of this Agreement; provided, however, you will not be entitled to receive any sales commissions with respect to sales of Units under the Company’s Distribution Reinvestment Plan.

You may also be paid, at the discretion of the Company, a marketing reallowance in an amount up to one percent (1%) of the gross proceeds of the Units sold by you pursuant to the terms of this Agreement, except that no marketing reallowances shall be paid with respect to sales of Units under the Company’s Distribution Reinvestment Plan.

In addition, you may be reimbursed, at the discretion of the Company, an amount up to one half of one percent (0.5%) of the gross proceeds of the Units sold by you in the Primary Offering pursuant to the terms of this Agreement, for certain bona fide due diligence expenses supported by a detailed, itemized invoice reflecting the actual due diligence expenses incurred by you in connection with the performance of your due diligence services under this Agreement, including by way of illustration (i) the cost of independent auditors, accountants and legal counsel; and (ii) the costs to supervise, review and exercise due diligence activities with respect to the Company, including, without limitation, telephone calls and travel.

You may also receive, at the discretion of the Company, certain expense reimbursements for (i) sales seminars, and (ii) training and educational meetings; provided, however, the total amount shall not, in any event, exceed 0.3333% and 0.4333%, respectively, of the gross proceeds from Units sold in the Primary Offering pursuant to the terms of this Agreement.

Commissions (and due diligence expenses if specified above) shall be paid within thirty (30) days after the Company’s acceptance of a prospective investor’s proper tender of a completed Subscription Agreement. Any payment to you will be payable only with respect to transactions lawful in the jurisdictions where such transactions occur.

The Offering of Units shall be made in compliance with FINRA Rule 2310, which governs the amount of compensation that direct participation programs may pay for the services provided by FINRA members. Accordingly, total underwriting compensation, including sales commissions, marketing reallowances and expense reimbursements (including reimbursements for sales seminars expenses and training and educational meetings), to be paid by Redwood Mortgage Corp. and the Company for the sale of Units shall not exceed a maximum of ten percent (10%) of the gross proceeds of the Primary Offering received. If you are a member of FINRA, you shall not re-allow all or any part of the compensation provided for in this Section 5 to any person who is not also a member of FINRA.

6. Further Agreements of Broker-Dealer.  Your execution and acceptance of this Agreement constitutes a representation to the Managers and the Company that:

(a) You are a corporation, limited liability company or limited partnership (as the case may be) duly organized, validly existing and in good standing under the laws of the jurisdiction in which you are incorporated, with all requisite power and authority to enter into this Agreement and to carry out your obligations hereunder.

(b) This Agreement has been duly and validly authorized, executed and delivered by you, and constitutes the valid agreement of you enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws and principals of equity. Your execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof do not and will not conflict with or constitute a default under your organizational documents, or any indenture, mortgage, deed of trust, lease or other agreement or instrument to which you are a party as of this date, or any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over you, or any of your property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for your performance of this Agreement, or for the consummation of the transactions contemplated hereby.

(c) You are a properly registered or licensed broker-dealer, duly authorized to sell Units under federal and state securities laws and applicable regulations and in all states where you offer or sell Units, and your registered representatives and independent contractors have the appropriate licenses to offer and sell the Units in such jurisdictions. You are a member in good standing of the Financial Industry Regulatory Authority, Inc. (“FINRA”), and you shall maintain such registration, license and good standing throughout the term of this Agreement.

(d) In connection with offering and selling Units, you covenant and agree to comply with all of the applicable requirements under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, the provisions of Rule 10b-9, Rule 15c2-4 and Rule l5c2-8 under the Exchange Act, any applicable Securities Act and Exchange Act regulations, the rules of FINRA and all blue sky or state securities laws, and you agree not to commence the offer or sale of Units in any state until you have received advice from the Managers or the Company that the Units may be offered and/or sold in such state.

(e) You will not give any information or make any representations or warranties in connection with the offering of Units other than, or inconsistent with, those contained in the Prospectus and any sales material approved in writing by the Company. You will deliver a copy of the Prospectus and all supplements thereto and any amended Prospectus to each investor to whom an offer is made (i) prior to or simultaneously with the first solicitation of any offer to sell the Units to an investor, and (ii) at least five (5) business days prior to the sale of Units to an investor. You will not deliver the approved sales material to any person unless such sales material is accompanied or preceded by a copy of the Prospectus. You expressly agree not to prepare or use any sales literature, advertisements or other materials in connection with the offering or sale of the Units without our prior written consent. You agree that to the extent information is provided to you marked “For Broker-Dealer Use Only,” you will not provide such information to prospective investors.

(f) You will solicit only eligible purchasers of Units as described in the Prospectus under “INVESTOR SUITABILITY STANDARDS” and will offer the Units to persons only in the jurisdictions in which you and your registered representatives are legally qualified to so act and in which you have been advised by the Company in writing that the Units are qualified for sale or that such qualification is not required.

(g) You agree to make diligent inquiries and maintain a record thereof for a period of at least six years or such longer period as may be required by law of all investors in the Units, in order to ascertain whether the purchase of Units represents a suitable investment for such investor, and whether the investor is otherwise eligible to purchase Units in accordance with the terms of the Offering. Such inquiry shall also be made with respect to any resales or transfers of Units. Accordingly, you shall satisfy the following requirements:

(i) In recommending to an investor the purchase of Units, you shall have reasonable grounds to believe, on the basis of information obtained from the investor concerning the investor's investment objectives, other investments, financial situation and needs, and any other information known by you or your representatives, that the investor (or, if the investor is acting as trustee or custodian of a trust or other entity, that such other trust or entity) is or will be in a financial position to realize to a significant extent the benefits described in the Prospectus, that such investor has a fair market net worth sufficient to sustain the risks inherent in the purchase of Units, including loss of investment and lack of liquidity, and that Units are otherwise suitable as an investment.

(ii) You shall also maintain in your files documents disclosing the basis upon which your determination of suitability was reached as to each investor.

(iii) Notwithstanding the foregoing, you shall not execute any transaction for the purchase or sale of Units in a discretionary account, without prior written approval of the transaction by your customer.

(iv) Prior to executing any transaction for the purchase or sale of Units, and any resale or transfer of Units as permitted, you (or one of your associated persons) shall fully inform the investor of all pertinent facts relating to the liquidity and marketability of Units during the term of the Company by the delivery of the Prospectus to the investor.

(h) You agree that you will not rely exclusively on the Company or the Managers to satisfy your duty of due diligence and, in particular, you agree to obtain from the Company and from other sources such information as you deem necessary to comply with FINRA Rule 2310.  You further agree to supply the Company with such written reports of your activities relating to the offer and sale of Units as the Company may request from time to time.

(i) You agree to diligently make inquiries as required by law of all prospective purchasers of Units in order to ascertain whether a purchase of Units is suitable for each such purchaser, and not rely solely on information supplied by the purchaser. You also agree to transmit to the Company all fully completed and duly executed Subscription Agreements in accordance with Section 4 of this Agreement. You shall retain all records relating to investor suitability as to each purchaser for a period of at least six years from the date of sale of the Units to each purchaser or such longer period as may be required by law. Upon reasonable notice to you, the Company, or their designated agents, shall have the right to inspect such records.

(j) You have reasonable grounds to believe (based on information made available to you by the Company through the Prospectus and other materials, or otherwise obtained as a result of inquiries conducted by you or other FINRA member firms) that all material facts concerning the Company are adequately and accurately disclosed and provide a basis for evaluating the Company, including facts relating to items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals or other reports.

(k) For purposes of subsection 6(j) above, you may rely upon the results of an inquiry conducted by another FINRA member broker-dealer, provided that:

(i) You have reasonable grounds to believe that such inquiry was conducted with due care;

(ii) The results of the inquiry were provided to you with the consent of the FINRA member broker-dealer conducting or directing the inquiry; and

(iii) No broker-dealer that participated in the inquiry is a Manager or affiliate of a Manager.

7. Representations and Warranties of the Managers and the Company.  The Managers and the Company hereby jointly and severally represent and warrant to you and agree that:

(a) The Company is duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct the business in which it is engaged as described in the Prospectus.

(b) The Units, when issued, will be duly and validly issued and will conform to the description thereof contained in the Prospectus. Such Units are not subject to the preemptive rights of any Unit holder of the Company, and all action required to be taken for the authorization, issue and sale of such Units has been validly and sufficiently taken.

(c) The Company does not intend to conduct its business so as to be an “investment company” as that term is defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, and it will exercise reasonable diligence to ensure that it does not become an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(d) This Agreement has been duly and validly authorized, executed and delivered by the Managers and the Company and constitutes the valid agreement of the Managers and the Company enforceable in accordance with its terms, subject to applicable bankruptcy and similar laws and principals of equity. The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and the compliance with the terms hereof by the Managers and the Company do not and will not conflict with or constitute a default under (i) the organizational documents of such entities, (ii) any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or the Managers are a party as of this date, or (iii) any law, order, rule or regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Managers or the Company, or any of their respective property; and no consent, approval, authorization or order of any court or other governmental agency or body has been or is required for the performance of this Agreement by the Managers or the Company, or for the consummation of the transactions contemplated hereby.

(e) To the best of our knowledge, all materials provided by the Managers or the Company to you, including materials provided to you in connection with your due diligence investigation relating to the offering of Units, were materially accurate as of the date provided.

(f) Any and all supplemental sales materials prepared by the Managers or the Company, for use with potential investors in connection with the offering of Units, when used in conjunction with the Prospectus, will not at the time provided for use, include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  If at any time any event occurs as a result of which such supplemental sales materials when used in conjunction with the Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Managers or the Company will promptly notify you thereof, and you agree to terminate the use of any such supplemental sales materials after being informed.

(g) To the best of our knowledge, the Company is not in any material violation of its Limited Liability Company Operating Agreement, as amended and restated, or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties is bound which could reasonably be expected to have a material adverse effect upon the Company.

(h) The Registration Statement has been prepared and filed by the Company in conformity with the Securities Act and any applicable Securities Act regulations. The SEC has not issued any order preventing or suspending the use of any Prospectus or Preliminary Prospectus filed with the Registration Statement or any amendments thereto. At the time the Registration Statement became effective and at the time that any post-effective amendment thereto becomes effective and at all times subsequent thereto up to the termination of the offering, the Registration Statement and Prospectus (as amended or as supplemented) will contain all statements that are required to be stated therein in accordance with the Securities Act and any applicable Securities Act regulations and will in all respects conform to the requirements of the Securities Act and any applicable Securities Act regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and each Preliminary Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and any applicable Securities Act regulations and did not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 7(h) shall not extend to any statements contained in or omitted from the Registration Statement or the Prospectus that were made in reliance upon and in conformity with written information furnished to the Company with respect to you, by you or on your behalf expressly for use in the Registration Statement or the Prospectus.

(i) The Blue Sky Survey provided to you, as supplemented or amended to the extent such supplement or amendment is provided to you in writing, accurately indicates the states in which the Units are exempt from, or have been registered or qualified under, applicable state securities or “blue sky” laws, and sets forth the restrictions, if any, on the rights of broker-dealers to solicit sales thereof.

(j) To the best of our knowledge, there is no material action, suit or proceeding pending or threatened before or by any court or governmental agency or body, to which the Company or the Managers are a party, except for such actions, suits or proceedings that have been publicly disclosed in the Company’s filings with the SEC.

(k) To the best of our knowledge, since the respective dates as of which information is given in the Registration Statement and the Prospectus, as amended or supplemented from time to time, except as may otherwise be stated in or contemplated by the Registration Statement, the Prospectus or other subsequent filings of the Company with the SEC, (i) there has not been any material adverse change in the financial condition or in the earnings, affairs or business prospects of the Company whether or not arising in the ordinary course of business, and (ii) there have not been any material transactions entered into by the Company except in the ordinary course of business.

(l) The financial statements of the Company filed as part of the Registration Statement and those included in the Prospectus present fairly in all material respects the financial position of the Company as of the date indicated and the results of its operations for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and Armanino & McKenna LLP whose report is filed with the SEC as a part of the Registration Statement, are independent accountants as required by the Securities Act and any applicable Securities Act regulations.

8. Anti-Money Laundering Compliance Program. Your acceptance of this Agreement constitutes a representation to the Managers and the Company that you have established and implemented anti-money laundering compliance programs, in accordance with applicable law, including applicable FINRA rules, SEC rules and the USA PATRIOT Act of 2001 (the Patriot Act”), which are reasonably expected to detect and cause reporting of suspicious transactions in connection with the sale of Units of the Company. The Company’s acceptance of this Agreement constitutes a representation by the Managers and the Company that the Managers and the Company have established and implemented anti-money laundering compliance programs, in accordance with applicable law, including applicable SEC rules and the Patriot Act, which are reasonably expected to detect and cause reporting of suspicious transactions in connection with your sale of the Units of the Company.

9. Confidentiality and Privacy.  To protect Customer Information (as defined below) and to comply as may be necessary with the requirements of the Gramm-Leach-Bliley Act, the relevant state and federal regulations pursuant thereto and state privacy laws, the Managers, the Company and you wish to include the confidentiality and non-disclosure obligations set forth herein.

(a) Customer Information.  “Customer Information” means any information contained on a customer’s application or other form and all nonpublic personal information about a customer that a party receives from the other party. “Customer Information” shall include, but not be limited to, name, address, telephone number, social security number, health information and personal financial information (which may include consumer account numbers).

(b) Usage and Nondisclosure.  The Managers, the Company and you understand and acknowledge that all of you may be financial institutions subject to applicable federal and state customer and consumer privacy laws and regulations, including Title V of the Gramm-Leach-Bliley Act (15 U.S.C. 6801, et seq.) and regulations promulgated thereunder (collectively, the “Privacy Laws”), and any Customer Information that one party receives from another party is received with limitations on its use and disclosure. The Managers, the Company and you agree that you are each prohibited from using the Customer Information received from another party other than (i) as required by law, regulation or rule, or (ii) to carry out the purposes for which one party discloses Customer Information to the other party pursuant to this Agreement, as permitted under the use in the ordinary course of business exception to the Privacy Laws.

(c) Safeguarding Customer Information.  The Managers, the Company and you shall establish and maintain safeguards against the unauthorized access, destruction, loss, or alteration of Customer Information in your respective control which are no less rigorous than those maintained by a party for its own information of a similar nature. In the event of any improper disclosure of any Customer Information, the party responsible for the disclosure will immediately notify the other party.

(d) Survivability.  The provisions of this Section 9 shall survive the termination of this Agreement.

10. Termination.  Either party may terminate this Agreement at any time, effective immediately, by giving written notice to the other party. In the event of termination, you shall not be entitled to any commissions or any restitution for the value of your services rendered prior to or subsequent to the effective date of such termination, excepting only such commissions as may have been earned with respect to Units already sold by you and accepted by the Company prior to the termination date.

11. Expenses.  You shall bear all your own expenses incurred in connection with the offer and sale of Units, and you shall not be entitled to any reimbursement for such expenses by the Company except to the extent of any expenses specified in Section 5 of this Agreement.

12. Indemnification and Contribution.

(a) To the extent permitted by Article II.D. of the Statement of Policy Regarding Mortgage Programs of the North American Securities Administrators Association, Inc., as revised and amended on May 7, 2007, the Company agrees to indemnify and hold harmless you and your officers, directors, representatives and any person who controls you within the meaning of Section 15 of the Securities Act against losses, claims, damages or liabilities (including reasonable attorneys’ fees) to which you or such other persons may become subject, under federal or state securities laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any (i) any untrue statement of a material fact contained in the Prospectus or the omission of any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to you, by you or on your behalf expressly for use in the Prospectus, (ii) the failure of the Company to comply with requirements of federal or state securities law or any applicable Securities Act or Exchange Act regulations and (iii) any breach of this Agreement (or any amendments or addenda thereto). The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred.

(b) You agree to indemnify and hold harmless the Company, its Managers and each officer, director, representative and any person who controls either of such persons within the meaning of Section 15 of the Securities Act, to the same extent as the foregoing indemnity from the Company to you but only with respect to (i) the statements or omissions, if any, made in the Prospectus in reliance upon and in conformity with written information furnished to the Company with respect to you, by you or on your behalf expressly for use in the Prospectus,  (ii) the failure of you to comply with requirements of federal or state securities law, any applicable Securities Act or Exchange Act regulations or rules and regulations of FINRA (including the NASD Conduct Rules), (iii) statements, actions or omissions by you or any person controlled by you or acting on your behalf, which statement, action or omission is untrue, or is inconsistent with or in violation of any provision of federal or state securities laws, any applicable Securities Act or Exchange Act regulations or rules and regulations of FINRA (including NASD Conduct Rules) and (iv) any breach of this Agreement (or any amendments or addenda thereto). The indemnity agreements contained in this Section 12(b) shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified herein.  The foregoing indemnity shall include reimbursement of any legal or other expenses reasonably incurred in connection with investigation or defending any such loss, claim, damage, liability or action, and shall be paid by you as such expenses are incurred. The Company and/or Managers agree to repay you any funds advanced by you in cases in which the Company and/or Managers are later found not to be entitled to such indemnification.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action for which indemnification is provided under subsection (a) or (b) above, such indemnified party shall, if a claim in respect thereof is to be made hereunder against the indemnifying party, notify the indemnifying party in writing of the commencement thereof; but the omission to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise under such subsection. In each case any such action is brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof and the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other indemnifying party similarly notified, assume the defense thereof, with counsel reasonably satisfactory to such indemnified party.

(d) The indemnified party additionally may elect to employ its own legal counsel, but if it elects to do so the indemnifying party shall not be liable to such indemnified party for any legal expenses of such other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. If, however, the indemnified party reasonably concludes that there may be defenses available to it that are different from or additional to those available to the indemnifying party, then the indemnifying party shall not have the right to direct the defense of any such action or proceeding on behalf of the indemnified party and the reasonable legal and other expenses incurred by the indemnified party in its own defense shall be borne by the indemnifying party.

(e) If the indemnification provided for in this Section 12 is unavailable to any indemnified party under paragraphs (a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (i) in such proportion as is appropriate to reflect the relative benefit of the Managers and/or the Company on the one hand, and the participating broker-dealer on the other hand from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefit referred to in clause (i) above but also the relative faults of the Managers and/or the Company on the one hand and the participating broker-dealer on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Managers and/or the Company on the one hand and the participating broker-dealer on the other hand shall be deemed to be in the same proportion as the total net proceeds from the sales of the Units by the Company and its affiliates (after deducting any amounts payable to the broker-dealer) bear to the total discounts, commissions and other compensation retained by the participating broker-dealer. The relative fault of the Managers and/or the Company on the one hand and the participating broker-dealer on the other hand shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact was made, directly or indirectly, by the Managers or the Company, or any of their affiliates on the one hand or the participating broker-dealer on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

13. Arbitration.

(a) As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act, the Exchange Act, and the securities laws of any state in which Units are offered, and rules of FINRA, and such arbitration shall be governed by the rules of the American Arbitration Association.

(b) If a dispute should arise under this Agreement, any party may within sixty (60) days make a demand for arbitration by filing a demand in writing.

(c) The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

(d) Arbitration shall take place in the County of San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty (60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

(e) If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute.  A judgment confirming the award of the arbitrator(s) may be rendered by any Court having jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California state law.

(f) If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

(g) The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrator(s) shall determine.

14. Authority.  It is understood that your relationship with the Company is as an independent contractor and that nothing herein shall be construed and creating a relationship of partnership, joint venturers, employer and employee or any other agency relationship between you and the Company.

15. Survival of Indemnities, Warranties and Representations.  The indemnity agreements and the representations and warranties of the parties as set forth herein shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement, and shall survive the delivery of any payment for Units.

16. Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered or telegraphed, all charges prepaid, to the respective parties at the addresses set forth herein.  The address of the Company and its Managers is 900 Veterans Blvd., Suite 500, Redwood City, California 94063 (telephone: (650) 365-5341), until changed by written notice.

17. Successors and Assigns.  This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties hereto; provided, however, that in no in event shall the term “successors and assigns” as used herein include any purchaser, as such, of any Units. In addition, and without limiting the generality of the foregoing, the indemnity agreements contained herein shall inure to the benefit of the successors and assigns of the parties hereto, and shall be valid irrespective of any investigation made or not made by or on behalf of any party hereto.

18. Applicable Law.  This Agreement shall be governed and construed in accordance with the laws of the State of Delaware and the appropriate courts in the County of San Mateo, California, shall be the forum for any litigation arising hereunder.

Please confirm your Agreement with the Company and Redwood Mortgage Corp. to the terms contained herein and your acceptance of this appointment by dating and signing below and returning a fully executed copy of this Agreement to us.

REDWOOD MORTGAGE INVESTORS IX, LLC

By:      REDWOOD MORTGAGE CORP.,
a Manager

By:      _______________________________
Michael R. Burwell, President

REDWOOD MORTGAGE CORP.

By:      _______________________________
Michael R. Burwell, President

BROKER-DEALER ACCEPTANCE
ACCEPTED this ____ day of ___________, 20___

By: ______________________________
(Print Name)

__________________________________
(Signature)

__________________________________
Title

__________________________________
Taxpayer I. D. No.

__________________________________
(Telephone Number)

__________________________________
Type of Entity:
(corporation, partnership or proprietorship)